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                                                                     EXHIBIT 5.1

                                October 12, 1995


Securities and Exchange Commission

Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

          Re: Chips and Technologies, Inc.
          Registration Statement on Form S-3

Ladies & Gentlemen:


     As counsel to Chips and Technologies, Inc., a Delaware corporation (the "Company"), we are rendering this opinion in connection with a proposed issuance and sale by the Company of up to 3,502,500 shares of its common stock, par value $.01 ("Common Stock") and the sale by one of the Company's stockholders of 350,000 shares of the Company's Common Stock pursuant to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on or about October 13, 1995 (the "Registration Statement").


     We have examined all instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.


     Based on such examination, we are of the opinion that the 3,502,500 shares of Common Stock to be issued and sold by the Company (of which up to 502,500 shares are to be issued to cover over-allotments, if any) are duly authorized shares of Common Stock and, when issued against payment of the purchase price therefor, will be validly issued, fully paid and nonassessable. We are also of the opinion that the 350,000 shares of Common Stock to be sold by the selling stockholder identified in the Registration Statement are, as of the date hereof, duly authorized, validly issued, fully paid and nonassessable.


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended.

                                          Respectfully submitted,

                                          GRAY CARY WARE & FREIDENRICH
                                          A Professional Corporation